Exhibit 10.1

AMENDMENT NO. 1 TO

VIVEVE MEDICAL, INC.

INDEPENDENT DIRECTOR COMPENSATION POLICY

WHEREAS, on May 11, 2016 the Board of Directors (the “Board”) of Viveve Medical, Inc. adopted and approved the Viveve Medical, Inc. Independent Director Compensation Policy (the “Policy”); and

WHEREAS, the Policy included an error in the paragraph titled “Subsequent Awards”; and

WHEREAS, the Board has determined to adopt this Amendment No. 1 to correct the error.

NOW, THEREFORE, the following paragraph of the Policy, which states:

Subsequent Awards

Each Independent Director shall be automatically granted an annual equity-based retainer award with a value at the time of issuance of approximately 0.035% of the outstanding Stock Options issued under the 2013 Plan (each, a “Subsequent Award”) which Subsequent Awards shall be granted following each annual meeting of the Company’s stockholders and shall be granted as of the date of such annual meeting. Subsequent Awards shall be in the form of grants of Stock Options, and shall vest and become exercisable in 36 equal monthly installments beginning on the first day of the month following the date of grant, subject to the Independent Director continuing in service on the Board through each such vesting date.

is hereby amended to state:

Subsequent Awards

Each Independent Director shall be automatically granted an annual equity-based retainer award with a value at the time of issuance of approximately 0.035% of the outstanding shares of the Company’s common stock on a fully diluted basis (each, a “Subsequent Award”) which Subsequent Awards shall be granted following each annual meeting of the Company’s stockholders and shall be granted as of the date of such annual meeting. Subsequent Awards shall be in the form of grants of Stock Options, and shall vest and become exercisable in 36 equal monthly installments beginning on the first day of the month following the date of grant, subject to the Independent Director continuing in service on the Board through each such vesting date.

Except as otherwise specifically set forth herein, all other terms and conditions of the Policy shall remain in full force and effect.

Adopted by the Board of Directors on the 11th day of July 2016.